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                                                                    EXHIBIT 23.5


               CONSENT OF ERNST & YOUNG LLP, INDEPEDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 7, 2000, except for notes 1,11,19, and 20, as to which the date is March 26, 2001, with respect to the consolidated and combined financial statements of Crystal Decisions, Inc. included in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-59328) and related Prospectus of Seagate Technology International for the registration of its Senior Subordinated Notes due 2007.



                                                /s/ Ernst & Young LLP




Vancouver, British Columbia
April 26, 2001